UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2025

SIX FLAGS ENTERTAINMENT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-42157	93-4097909
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8701 Red Oak Blvd.,

Charlotte, North Carolina 28217

(Address of principal executive offices) (Zip Code)

(704) 414-4700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On October 17, 2025, Six Flags Entertainment Corporation (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Sachem Head Capital Management LP (“Sachem Head”).

Pursuant to the Cooperation Agreement, the board of directors of the Company (the “Board”) (i) increased the size of the Board from twelve (12) to thirteen (13) directors, (ii) appointed Jonathan Brudnick to the Board as a Class III director, with a term expiring at the 2027 annual meeting of the stockholders of the Company (the “2027 Annual Meeting”), and (iii) appointed Mr. Brudnick to the Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”). If prior to the Standstill Termination Date (as defined below) Mr. Brudnick resigns from the Board or is rendered unable to or refuses to serve on the Board for any reason, and Sachem Head beneficially owns shares of common stock (“Common Stock”) at in the aggregate at least equal to the Minimum Ownership Requirement (as defined below), Sachem Head has the right to propose a candidate for replacement that is reasonably acceptable to the Board.

Additionally, pursuant to the Cooperation Agreement, Mr. Brudnick delivered to the Company an irrevocable resignation letter pursuant to which he will resign from the Board and all applicable committees thereof effective upon the earliest of (i) the date on which Sachem Head ceases to have beneficial ownership and/or economic exposure of or to at least 3% of the Company’s then outstanding shares of common stock (“Minimum Ownership Requirement”) and (ii) the date on which Sachem Head has been determined by a final non-appealable judgment of a court of competent jurisdiction to have materially breached any of its obligations under the Cooperation Agreement that has not been cured after written notice from the Company.

Under the Cooperation Agreement, until the Standstill Termination Date (as defined below), Sachem Head agreed to vote all shares of Common Stock beneficially owned by it and over which it has direct or indirect voting power in accordance with the Board’s recommendations with respect to (i) the election, removal and/or replacement of directors of the Company (other than any removal or replacement of Mr. Brudnick) and (ii) any other proposal submitted to stockholders; provided, however, that in the event either Institutional Shareholder Services Inc. or Glass Lewis & Co. recommend otherwise with respect to any Company-sponsored proposal submitted to stockholders (other than the election or removal of directors), Sachem Head shall be permitted (but not required) to vote in the same proportion as the vote of all other holders of Common Stock; provided, further, that Sachem Head will be permitted to vote in its sole discretion with respect to any proposal to approve an extraordinary transaction.

The Cooperation Agreement also includes customary standstill restrictions and mutual non-disparagement provisions.

The Cooperation Agreement will remain in place until twenty (20) days after the date on which Mr. Brudnick ceases to serve on the Board (such later date, the “Standstill Termination Date”).

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by the full text of the Cooperation Agreement, a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Cooperation Agreement, on October 17, 2025, Mr. Brudnick was appointed to the Board, with a term expiring at the 2027 Annual Meeting, and to the Nominating and Governance Committee. The Board has determined that Mr. Brudnick qualifies as an independent director under the corporate governance standards of the New York Stock Exchange, the Company’s Corporate Governance Guidelines and the applicable rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Other than with respect to the matters described in Item 1.01 of this Current Report on Form 8-K, there is no arrangement or understanding between Mr. Brudnick and any other person pursuant to which he was selected as a director. Mr. Brudnick does not have any direct or indirect material interest in any transaction in which the Company is a participant that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01  Regulation FD Disclosure.

On October 17, 2025, the Company issued a press release announcing its entry into the Cooperation Agreement, the appointment of Mr. Brudnick to the Board, and that the Board will expand from 12 to 13 directors and following the previously announced departures, the Board size will decrease to 11. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference in this Item 7.01 of this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item  9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Cooperation Agreement, by and among Six Flags Entertainment Corporation, Sachem Head Capital Management, dated as of October 17, 2025

99.1	Press release dated October 17, 2025

104	Cover page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION
(Registrant)

/s/ Brian C. Witherow
Name: Brian C. Witherow
Title: Chief Financial Officer

Date: October 17, 2025